UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2015

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011 61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The Annual General Meeting of the shareholders of Samson Oil & Gas Limited (the “Company”) was held on October 29, 2015 in Perth, Australia. The Company asked its shareholders to approve the following matters: (i) the re-election of Mr. Keith Skipper as a director, (ii) the adoption of the Remuneration Report for the fiscal year ended June 30, 2015, and (iii) an advisory vote on named executive officer compensation pursuant to Section 14A of the Securities Exchange Act. None of the foregoing matters were approved by the Company’s shareholders. In addition, as required under Australian law, because the remuneration report was not approved for the second year in a row, the Company asked its shareholders to vote on a resolution (the “Spill Resolution”) to convene a spill meeting at which all of the directors of the Company other than the Managing Director, Mr. Barr, would stand for re-election. The Company’s shareholders voted to approve the Spill Resolution, and as a result, the Company will hold a spill meeting within 90 days of the Annual General Meeting. The Company will provide additional information concerning the spill meeting as soon as practicable.

The voting results of the Annual General Meeting are set forth in Exhibit 99.1 and are incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release reporting the voting results of the Annual General Meeting of Samson Oil & Gas Limited dated October 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2015

Samson Oil & Gas Limited

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer